Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee Treasurer, VP — Investor Relations Telephone: (978) 689-6201 Fax: (978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS RECORD THIRD QUARTER 2018 RESULTS

•                  Reported sales of $391 million, up 7%

•                  Organic sales growth +8%, foreign exchange (1%)

•                  GAAP operating margin of 12.0%, down 10 bps; adjusted operating margin of 12.9%, up 30 bps

•                  GAAP EPS of $0.92, up 19%; adjusted EPS of $0.99, up 24%

•                  Raising second half 2018 organic growth outlook

North Andover, MA…November 2, 2018.  Watts Water Technologies, Inc. (NYSE: WTS) today announced third quarter 2018 results.

Remarking on operating results, Chief Executive Officer, Robert J. Pagano Jr., noted, “I am very pleased with our overall results for the third quarter as we continued to drive top-line growth and productivity, led by a strong performance in the Americas. We again delivered records for sales, adjusted operating margin and adjusted EPS in the quarter.  Operating margin continued to benefit from increased volume, price and productivity initiatives.  For the first nine months of 2018, organic sales growth approximated 6%, adjusted operating earnings have grown double digits and adjusted operating margin increased 30 basis points.  We are increasing our second half organic sales outlook after another strong quarterly performance.”

Sales during the third quarter of $391 million increased 7% compared to the same period in 2017. Third quarter net income per diluted share (EPS) on a GAAP basis was $0.92 as compared to $0.77 for the same period last year.  Adjusted for special items, third quarter EPS was $0.99 as compared to $0.80 for the same period last year.  Both GAAP and adjusted EPS increases were attributable to higher price, volume, productivity, a lower effective tax rate and reduced non-operating expenses.  GAAP EPS was negatively impacted by a higher restructuring charge.  A summary of third quarter financial results is as follows:

	Third Quarter Ended
(In millions, except per share information)	September 30, 2018	October 1, 2017	% Change

Sales	$390.9	$364.7	7%

Net income	$31.5	$26.5	19%

Diluted earnings per share	$0.92	$0.77	19%

Special items	0.07	0.03

Adjusted earnings per share	$0.99	$0.80	24%

Financial Highlights

•                  Sales increased 7% and 8% on a reported and organic basis, respectively, compared to the third quarter last year; reported operating margin decreased 10 basis points and adjusted operating margin expanded 30 basis points. Regionally:

•                  Americas’ sales increased 10% on a reported and organic basis with growth in plumbing, drains and heating and hot water products.  Sales growth was driven by incremental price and higher volume.  Reported and adjusted operating income increased to $45 million, or 17.1% of revenue for the third quarter of 2018. Operating margin increased 50 and 20 basis points on a reported and adjusted basis, respectively. Operating margin benefited from price, volume and productivity, partially offset by growth investments and inflationary pressures from commodities and transportation costs. Reported operating margin also benefited from lower restructuring charges.

•                  Europe’s sales for the third quarter were up 2% on a reported basis and 4% on an organic basis.  The increase was driven by volume growth in drains and electronics products which more than offset product rationalization(1). Reported operating margin decreased 390 basis point to 8.4%, primarily related to $3.4 million of restructuring charges. Adjusted operating margin decreased 130 basis points to 11.5%, mostly driven by unfavorable sales mix, increased investments, and inflationary pressures.

(1)  Product rationalization represents the exit of low-margin, non-core products.

•                  Asia-Pacific, Middle East, and Africa (“APMEA”) reported sales were flat compared to the third quarter of 2017 and increased 3% on an organic basis.  Sales increases were driven by higher volume in the Middle East and Africa, Australia and Korea, partially offset by weak China sales and planned product rationalization(1).  Reported and adjusted operating margin increased to 15.1% or 1,210 basis points and 1,080 basis points, respectively.  The increases were driven by a significant increase in affiliate volume, productivity savings, favorable foreign exchange and sales mix, which more than offset planned investments and inflation.

•                  For the first nine months of 2018, operating cash flow was $67 million, net capital expenditures were $24 million and free cash flow was $43 million.  In the comparable period last year, operating cash flow was $73 million, net capital expenditures were $17 million and free cash flow was $57 million.  Free cash flow decreased due to increased inventory, tax payments and capital expenditures.  We expect sequential improvement in free cash flow during the fourth quarter of 2018, due to normal seasonality.

•                  The Company repatriated $11 million in cash during the third quarter.  For the first nine months of 2018, $121 million has been repatriated, a majority of which was used to pay down revolving debt.

•                  The Company repurchased approximately 57,000 shares of Class A common stock at a cost of approximately $4.7 million during the third quarter.  Year-to-date, we have purchased approximately 196,000 shares at a cost of $15.5 million, which offset dilution from our stock compensation programs.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss third quarter results for 2018 on Monday, November 5, 2018, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investors section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until November 5, 2019.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’s expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

(1)  Product rationalization represents the exit of low-margin, non-core products.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to our long-term growth strategy and our 2018 outlook, including full year organic sales growth and free cash flow improvements during the fourth quarter of 2018.  These forward-looking statements reflect our current views about future events.  You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties.  These potential risks and uncertainties include, but are not limited to: the final impact of the 2017 Tax Cuts and Jobs Act; the timing and expected impact of tariffs, the effectiveness, the timing and the expected savings associated with our restructuring and transformation programs and initiatives; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC and our subsequent filings with the SEC.  We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2018	2017	2018	2017
Net sales	$390.9	364.7	1,177.3	1,090.4
Cost of goods sold	226.4	212.0	686.7	637.2
GROSS PROFIT	164.5	152.7	490.6	453.2
Selling, general and administrative expenses	114.2	107.0	344.2	324.8
Restructuring	3.4	1.4	3.4	3.6
OPERATING INCOME	46.9	44.3	143.0	124.8
Other (income) expense:
Interest income	(0.1)	(0.2)	(0.6)	(0.6)
Interest expense	3.9	4.7	12.6	14.5
Other (income) expense, net	(0.9)	0.3	(2.0)	0.8
Total other expense	2.9	4.8	10.0	14.7
INCOME BEFORE INCOME TAXES	44.0	39.5	133.0	110.1
Provision for income taxes	12.5	13.0	37.3	34.7
NET INCOME	$31.5	$26.5	95.7	75.4

BASIC EPS
NET INCOME PER SHARE	$0.92	0.77	2.79	2.19
Weighted average number of shares	34.3	34.4	34.3	34.4
DILUTED EPS
NET INCOME PER SHARE	$0.92	0.77	2.78	2.19
Weighted average number of shares	34.4	34.4	34.4	34.5
Dividends declared per share	$0.21	$0.19	0.61	0.56

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	September 30,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$156.8	$280.2
Trade accounts receivable, less allowance for doubtful accounts of $15.1 million at September 30, 2018 and $14.3 million at December 31, 2017	231.3	216.1
Inventories, net:
Raw materials	93.2	81.8
Work in process	20.5	17.5
Finished goods	176.5	159.8
Total Inventories	290.2	259.1
Prepaid expenses and other current assets	31.1	26.7
Assets held for sale	1.4	1.5
Total Current Assets	710.8	783.6
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	536.8	525.8
Accumulated depreciation	(338.3)	(327.3)
Property, plant and equipment, net	198.5	198.5
OTHER ASSETS:
Goodwill	547.6	550.5
Intangible assets, net	170.0	185.2
Deferred income taxes	2.0	1.6
Other, net	20.7	17.1
TOTAL ASSETS	$1,649.6	$1,736.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$115.0	$123.8
Accrued expenses and other liabilities	121.9	125.8
Accrued compensation and benefits	52.4	55.3
Current portion of long-term debt	28.1	22.5
Total Current Liabilities	317.4	327.4
LONG-TERM DEBT, NET OF CURRENT PORTION	350.7	474.6
DEFERRED INCOME TAXES	50.9	55.2
OTHER NONCURRENT LIABILITIES	46.4	50.3
STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,781,427 shares at September 30, 2018 and 27,724,192 shares at December 31, 2017	2.8	2.8
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,329,290 shares at September 30, 2018 and 6,379,290 at December 31, 2017	0.6	0.6
Additional paid-in capital	564.5	551.8
Retained earnings	426.1	372.9
Accumulated other comprehensive loss	(109.8)	(99.1)
Total Stockholders’ Equity	884.2	829.0
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,649.6	$1,736.5

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 30,	October 1,
	2018	2017
OPERATING ACTIVITIES
Net income	$95.7	$75.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21.5	21.9
Amortization of intangibles	15.2	16.8
Loss on disposal, impairment of intangibles, property, plant and equipment, and other	(0.1)	1.0
Stock-based compensation	10.0	10.2
Deferred income tax	(4.0)	1.8
Changes in operating assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(17.4)	(21.9)
Inventories	(35.4)	(10.1)
Prepaid expenses and other assets	(4.9)	11.1
Accounts payable, accrued expenses and other liabilities	(14.0)	(32.8)
Net cash provided by operating activities	66.6	73.4
INVESTING ACTIVITIES
Additions to property, plant and equipment	(24.1)	(17.1)
Proceeds from the sale of property, plant and equipment	0.1	0.4
Net proceeds from the sale of assets, and other	0.2	3.1
Business acquisitions, net of cash acquired and other	(2.2)	0.1
Net cash used in investing activities	(26.0)	(13.5)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	50.0	20.0
Payments of long-term debt	(168.9)	(151.8)
Payment of capital leases and other	(6.4)	(4.6)
Proceeds from share transactions under employee stock plans	2.1	1.0
Payments to repurchase common stock	(15.5)	(13.6)
Dividends	(21.1)	(19.4)
Net cash used in financing activities	(159.8)	(168.4)
Effect of exchange rate changes on cash and cash equivalents	(4.2)	16.7
DECREASE IN CASH AND CASH EQUIVALENTS	(123.4)	(91.8)
Cash and cash equivalents at beginning of year	280.2	338.4
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$156.8	$246.6

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

	Net Sales
	Third Quarter Ended		Nine Months Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017

Americas	$262.7	$239.1	$775.8	$718.3
Europe	111.6	109.0	351.7	324.6
APMEA	16.6	16.6	49.8	47.5
Total	$390.9	$364.7	$1,177.3	$1,090.4

	Operating Income (Loss)
	Third Quarter Ended		Nine Months Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017

Americas	$45.0	$39.8	$128.1	$110.5
Europe	9.4	13.4	37.2	38.5
APMEA	2.5	0.5	5.5	3.3
Corporate	(10.0)	(9.4)	(27.8)	(27.5)
Total	$46.9	$44.3	$143.0	$124.8

	Intersegment Sales
	Third Quarter Ended		Nine Months Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017

Americas	$3.7	$2.5	$9.7	$9.0
Europe	3.7	4.0	10.6	11.9
APMEA	27.3	12.8	68.7	52.8
Total	$34.7	$19.3	$89.0	$73.7

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred and gains recognized in the periods presented that relate primarily to our global restructuring programs, deployment costs, acquisition related costs, and the related income tax impacts on these items, and other tax adjustments. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s operations against those of comparable periods.  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Third Quarter Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2018	2017	2018	2017

Net sales	$390.9	$364.7	$1,177.3	$1,090.4

Operating income - as reported	$46.9	$44.3	$143.0	$124.8
Operating margin %	12.0%	12.1%	12.1%	11.4%

Adjustments for special items:
Restructuring	3.4	1.4	3.4	3.6

Transformation costs	—	0.1	—	2.9

Acquisition costs	—	—	—	0.2

Total adjustments for special items	$3.4	$1.5	$3.4	$6.7

Operating income - as adjusted	$50.3	$45.8	$146.4	$131.5
Adjusted operating margin %	12.9%	12.6%	12.4%	12.1%

Net income - as reported	$31.5	$26.5	$95.7	$75.4

Adjustments for special items - tax affected:
Restructuring	2.5	0.9	2.5	2.4

Transformation costs	—	0.1	—	1.9

Acquisition costs	—	—	—	0.1

Tax adjustments	—	—	—	(1.3)

Total Adjustments for special items - tax affected	$2.5	$1.0	$2.5	$3.1

Net income - as adjusted	$34.0	$27.5	$98.2	$78.5

Diluted earnings per share - as reported	$0.92	0.77	$2.78	2.19
Adjustments for special items	0.07	0.03	0.08	0.09
Diluted earnings per share - as adjusted	$0.99	$0.80	$2.86	$2.28

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Third Quarter Ended					Third Quarter Ended
	September 30, 2018					October 1, 2017
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$262.7	111.6	16.6	—	390.9	$239.1	109.0	16.6	—	364.7

Operating income (loss) - as reported	$45.0	9.4	2.5	(10.0)	46.9	$39.8	13.4	0.5	(9.4)	44.3
Operating margin %	17.1%	8.4%	15.1%		12.0%	16.6%	12.3%	3.0%		12.1%

Adjustments for special items	$—	3.4	—	—	3.4	$0.7	0.6	0.2	—	1.5

Operating income (loss) - as adjusted	$45.0	12.8	2.5	(10.0)	50.3	$40.5	14.0	0.7	(9.4)	45.8
Adjusted operating margin %	17.1%	11.5%	15.1%		12.9%	16.9%	12.8%	4.3%		12.6%

	Nine Months Ended					Nine Months Ended
	September 30, 2018					October 1, 2017
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$775.8	351.7	49.8	—	1,177.3	$718.3	324.6	47.5	—	1,090.4

Operating income (loss) - as reported	$128.1	37.2	5.5	(27.8)	143.0	$110.5	38.5	3.3	(27.5)	124.8
Operating margin %	16.5%	10.6%	11.0%		12.1%	15.4%	11.9%	6.9%		11.4%

Adjustments for special items	$—	3.4	—	—	3.4	$5.0	1.1	0.6	—	6.7

Operating income (loss) - as adjusted	$128.1	40.6	5.5	(27.8)	146.4	$115.5	39.6	3.9	(27.5)	131.5
Adjusted operating margin %	16.5%	11.5%	11.0%		12.4%	16.1%	12.2%	8.3%		12.1%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Unaudited)

	Third Quarter Ended
	Americas	Europe	APMEA	Total

Reported net sales September 30, 2018	$262.7	$111.6	$16.6	$390.9
Reported net sales October 1, 2017	239.1	109.0	16.6	364.7
Dollar change	$23.6	$2.6	$—	$26.2
Net sales % increase	9.8%	2.4%	0.4%	7.2%
decrease due to foreign exchange	0.3%	1.5%	2.4%	0.8%
Organic sales increase	10.1%	3.9%	2.8%	8.0%

	Nine Months Ended
	Americas	Europe	APMEA	Total

Reported net sales September 30, 2018	$775.8	$351.7	$49.8	$1,177.3
Reported net sales October 1, 2017	718.3	324.6	47.5	1,090.4
Dollar change	$57.5	$27.1	$2.3	$86.9
Net sales % increase	8.0%	8.4%	4.8%	8.0%
Increase due to foreign exchange	-0.1%	-7.1%	-1.3%	-2.2%
Organic sales increase	7.9%	1.3%	3.5%	5.8%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 30,	October 1,
	2018	2017

Net cash provided by operations - as reported	$66.6	$73.4
Less: additions to property, plant, and equipment	(24.1)	(17.1)
Plus: proceeds from the sale of property, plant, and equipment	0.1	0.4
Free cash flow	$42.6	$56.7

Net income - as reported	$95.7	$75.4

Cash conversion rate of free cash flow to net income	44.5%	75.2%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	September 30,	December 31,
	2018	2017

Current portion of long-term debt	$28.1	$22.5
Plus: Long-term debt, net of current portion	350.7	474.6
Less: Cash and cash equivalents	(156.8)	(280.2)
Net debt	$222.0	$216.9

Net debt	$222.0	$216.9
Plus: Total stockholders’ equity	884.2	829.0
Capitalization	$1,106.2	$1,045.9

Net debt to capitalization ratio	20.1%	20.7%